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                                                                  EXHIBIT 10.J.1

                             AMENDMENT NO. 3 TO THE
                               EL PASO CORPORATION
                    2001 OMNIBUS INCENTIVE COMPENSATION PLAN

         Pursuant to Section 16.1 of the El Paso Corporation 2001 Omnibus Incentive Compensation Plan, effective as of January 29, 2001, as amended (the "Plan"), the Plan is hereby amended as follows, effective July 17, 2002:

         WHEREAS, the Company desires to clarify provisions of the Plan to reflect the intent of the Board of Directors and the Compensation Committee relating to the required payment of incentive awards and restricted stock election pursuant to Sections 11.5 and 11.6 of the Plan.

         NOW THEREFORE, the following amendments shall be made to the Plan:

         Section 11.5 is hereby deleted in its entirety and replaced with the following:

         "11.5 REQUIRED PAYMENT OF INCENTIVE AWARDS

                  The Plan Administrator, or the Management Committee in the case of Participants other than Section 16 Insiders or employees subject to Section 162(m), shall make a determination within thirty
         (30) days after the Company's financial information is available for a particular Performance Period (the "Award Date") whether the Performance Goals for that Performance Period have been achieved and the amount of the award for each Participant. In the absence of an election by the Participant pursuant to Sections 11.6 or 11.7, the award shall be paid not later than the end of the month following the month in which the Plan Administrator determines the amount of the award and shall be paid as follows.

                  (a) Participants shall receive their awards in any combination of cash and/or Restricted Stock as determined by the Plan Administrator.

                  (b) Because the Participant bears forfeiture, price fluctuation, and other attendant risks during the Restriction Period (as defined in Section 10.4) associated with the Restricted Stock awarded under this Plan, the Plan Administrator or Management Committee, as appropriate, may decide that Participants who are awarded Restricted Stock shall be awarded an additional amount of Restricted Stock up to the amount of Restricted Stock which a Participant is awarded pursuant to Sections 11.5(a). No additional amount of Restricted Stock is required to be awarded pursuant to this
                  Section 11.5(b)."



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         Section 11.6 shall be deleted in its entirety and replaced with the following:

         "11.6 RESTRICTED STOCK ELECTION

                  In lieu of receiving all or any portion of the cash in accordance with Sections 11.5(a), a Participant designated by the Plan Administrator or Management Committee, as appropriate, may elect to receive additional Restricted Stock with a value equal to the portion of the Incentive Award which the Participant would otherwise have received in cash, but has elected to receive in Restricted Stock ("Restricted Stock Election"). Participants must make their Restricted Stock Election at such time and in such a manner as prescribed by the Management Committee. The Plan Administrator or Management Committee, as appropriate, may determine that each Participant who makes the Restricted Stock Election shall be awarded the additional Restricted Stock granted pursuant to Section 11.5(b) up to the amount of the Participant's Restricted Stock Election. Notwithstanding the foregoing no additional amount of Restricted Stock is required to be awarded pursuant to this Section 11.6. Except as provided in Section 10, all shares of Restricted Stock awarded pursuant to the Restricted Stock Election are subject to the same terms and conditions as the Restricted Stock a Participant receives pursuant to Sections 11.5(a)."

         All references to Sections 11.5(a)(ii) and/or 11.5(b)(ii) shall be changed to Section 11.5(a) and Section 11.5(c) shall be changed to Section 11.5(b).

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 17th day of July 2002.


                                       EL PASO CORPORATION


                                       By: /s/ Joel Richards III
                                          --------------------------------------
                                          Joel Richards III
                                          Executive Vice President
                                          Human Resources and Administration

Attest:


/s/ David L. Siddall
----------------------------------
Corporate Secretary